UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

Mirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 Woodward Street, Suite 100
Austin, TX 78744
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (512) 901-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On June 29, 2016, Dr. Miguel Barbosa, the Chief Scientific Officer of Mirna Therapeutics, Inc. (“Mirna” or the “Company”), and the Company mutually agreed that Dr. Barbosa would resign as Chief Scientific Officer of the Company, effective as of June 29, 2016 (the “Separation Date”).

In connection with Dr. Barbosa’s departure from the Company and in consideration of his release of claims against the Company, the Company entered into a Separation and Release Agreement (the “Agreement”) with Dr. Barbosa. Under the Agreement, Dr. Barbosa will cease serving as an employee of the Company effective as of the Separation Date.  Dr. Barbosa will be entitled to (i) a severance payment equal to $270,375, which represents nine months of Dr. Barbosa’s base salary in effect as of immediately prior to the Separation Date, and (ii) payment of his COBRA premiums for up to nine months following the Separation Date.

The foregoing description of the material terms of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter during which the Agreement was entered into.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRNA THERAPEUTICS, INC.

Date: July 6, 2016	By:	/s/ Alan Fuhrman
Alan Fuhrman
Chief Financial Officer

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